UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004 (December 9, 2004)

DoubleClick Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23709	13-3870996

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Eighth Avenue, 10th Floor New York, New York	10011

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 683-0001

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.01: RETENTION AGREEMENT
EX-10.02: RETENTION AGREEMENT
EX-10.03: RETENTION AGREEMENT
EX-10.04: RETENTION AGREEMENT
EX-10.05: RETENTION AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.

     As previously announced, DoubleClick Inc. has retained Lazard Frères & Co. to explore strategic options for its business in order to achieve greater shareholder value. In connection with its examination of strategic options, DoubleClick has entered into retention agreements with key employees, including each of its named executive officers.

     Set forth below is a description of the retention agreements DoubleClick entered into on December 9, 2004, with the following named executive officers: Kevin P. Ryan, Chief Executive Officer; David S. Rosenblatt, President; Bruce Dalziel, Chief Financial Officer; Brian M. Rainey, President and General Manager, Data; and Mok Choe, Chief Information Officer.

     Under the terms of the retention agreements, each of the named executive officers is entitled to receive a retention bonus if he remains continuously employed by DoubleClick through April 30, 2005. The amounts of the retention bonuses are $150,000 for Messrs. Ryan, Rosenblatt, Dalziel and Rainey, and $70,000 for Mr. Choe. Each executive is also entitled to a second retention bonus if he remains continuously employed by DoubleClick through January 31, 2006. The amounts of the second retention bonuses are $300,000 for Messrs. Ryan, Rosenblatt, Dalziel and Rainey, and $140,000 for Mr. Choe.

     Payment of these retention bonuses will accelerate in full if DoubleClick terminates the executive’s employment without cause or the executive terminates his employment for good reason, in each case as defined in the retention agreement (copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference), prior to January 31, 2006. Additionally, if, while Mr. Rosenblatt is employed by DoubleClick, DoubleClick completes the sale of its TechSolutions business segment, payment of his first retention bonus and half of his second retention bonus will accelerate. If, while Mr. Rainey is employed by DoubleClick, DoubleClick completes the sale of its Data business segment, payment of both of his retention bonuses will accelerate in full.

     In addition to the retention payments discussed above, upon termination of employment, each executive will be entitled to receive severance payments under the terms of DoubleClick’s current general severance plan that covers all U.S. employees. Each executive will also be entitled to receive the pro rata amount of his target bonus for the year in which the executive’s employment terminates, subject to certain limitations as set forth in the retention agreements.

     Under the terms of the retention agreements, each of the executives has agreed not to compete with DoubleClick, solicit DoubleClick’s customers or recruit DoubleClick employees during their employment and for a period of one year following the termination of the executive’s employment. However, if the executive’s termination occurs after a change of control of DoubleClick, in the case of Messrs. Ryan, Dalziel and Choe, or after a change of control of DoubleClick’s TechSolutions or Data business segments, in the case of Mr. Rosenblatt and Mr. Rainey, respectively, the agreement not to compete with DoubleClick will be enforceable only if DoubleClick (or its successor in interest) pays the executive a payment within two weeks following the date of termination equal to the sum of the executive’s annual base salary and target bonus.

     The retention agreements entered into with Messrs. Rosenblatt and Rainey each provides that the executive will be entitled to a tax gross-up payment from DoubleClick, subject to certain restrictions in the case of Mr. Rosenblatt, to cover any excise tax liability he may incur as a result of payments or benefits.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

                      See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLECLICK INC.
Date: December 13, 2004	By:	/s/ HILLARY SMITH
		Name:	HILLARY SMITH
		Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.01	Retention Agreement, by and between the Company and Kevin P. Ryan, dated December 9, 2004

10.02	Retention Agreement, by and between the Company and Mok Choe, dated December 9, 2004

10.03	Retention Agreement, by and between the Company and Bruce Dalziel, dated December 9, 2004

10.04	Retention Agreement, by and between the Company and Brian M. Rainey, dated December 9, 2004

10.05	Retention Agreement, by and between the Company and David S. Rosenblatt, dated December 9, 2004